UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

AVANT DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54004	82-4751804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 30th Street NW Suite 107

Washington, D.C. 20007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 710-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Series A Preferred Stock Financing

On each of October 17, 2018, October 26, 2018, November 26, 2018, December 19, 2018 and December 31, 2018, Avant Diagnostics, Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Series A Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of two hundred and twenty-thousand (220,000) shares of its series A convertible preferred stock (the “Series A Preferred Stock”) for aggregate gross proceeds of $220,000. In connection with the various closings described above, on October 17, 2018, Henry Cole, a director of the Company, purchased 20,000 shares of Series A Preferred Stock for aggregate gross proceeds of $20,000. In addition, on October 26, 2018 and December 31, 2018, Rajesh Shrotriya, a director of the Company, entered into a securities purchase agreement with the Company pursuant to which he purchased an aggregate of one hundred and fifty thousand shares of Series A Preferred Stock for aggregate gross proceeds of $150,000. The terms of the Series A Preferred Stock were included in Items 3.02, 3.03 and Item 5.03 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2018 and are incorporated herein by reference.

For a period of one year from the date of final closing of the offering, Investors holding at least a majority of the Series A Preferred Stock outstanding from time to time shall have the right to cause the Company to sell for cash to such Investors on a pro rata basis up to an aggregate of $1,000,000 of common stock in one or more transactions at a 10% discount to the average closing price of the common stock (as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, then in the over-the-counter market, as reported on any tier maintained by the OTC Markets Group, Inc.) for the thirty (30) consecutive trading days immediately prior to (and including) the Friday preceding the date of such purchase or purchases.

Until the Company’s 2019 annual meeting of stockholders, the Investors, jointly and severally, shall have the exclusive right, voting separately as a class, to elect up to six (6) directors (each director, an “Investor Director”). A Preferred Director so elected shall serve for a term of one year and until his successor is elected and qualified. An Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose. Any vacancy created by such removal may also be filled at such meeting or by such consent for the remainder of such initial one-year term. In addition, until the Company’s 2019 annual meeting of stockholders, Infusion 51a, LP (“Infusion”) shall have the right to elect up to three (3) directors (each director, an “Infusion Director”). An Infusion Director so initially elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of an Infusion Director may be filled only by the affirmative vote of Infusion. An Infusion Director may, during his or her term of office, be removed at any time, with or without cause. Any vacancy created by such removal may also be filled by Infusion for the remainder of such initial one-year term.

As soon as practicable after the final closing of the offering, the Company shall use commercially reasonable efforts to take all necessary actions and to obtain such approvals of the Company’s stockholders as may be required to, among other things, undertake a reverse stock split at such ratio where the number of shares of Common Stock outstanding after consummation of such reverse stock split shall be approximately 15,000,000 shares (the “Reverse Split”) before the exchange of the Series A Preferred Stock into shares of common stock (the “Stockholder Approval”). Until the consummation of the Reverse Split, the Investors appointed AVDX Investors Group LLC (the “Investor Representative”) as its attorney-in-fact for the purpose of carrying out the Stockholder Approval.

Until the consummation of the Reverse Split, upon any issuance by the Company of common stock or Common Stock Equivalents (as defined in the Certificate of Designations) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Qualifying Purchaser (as defined below) shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. For purposes herein, “Qualifying Purchaser” means an Investor with a subscription amount of at least $150,000.

Beginning on the six-month anniversary of the final closing of the offering, on or prior to the sixtieth (60th) calendar day after the date of receipt of written demand from Investors holding at least 51% of Registrable Securities (as defined in the Series A Purchase Agreement), the Company shall prepare and file with the SEC a registration statement covering the resale of all of the Registrable Securities that are not then registered on an effective registration statement.

In connection with sale of the Series A Preferred Stock, we agreed to pay the Placement Agent, a cash commission of 2% on investors introduced by Officers, Directors, and related parties and to issue to the Placement Agent warrants to purchase a number of shares of common stock equal to 4% of the gross proceeds divided by the respective offering price, with a term of five years from the date of issuance.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.1 and Exhibit 10.1 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03	Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2019, the Company sold a secured convertible promissory note with an aggregate face amount of $125,000 for an aggregate purchase price of $100,000 (the “Note”). The Note does not bear any interest and matures three months from the date of issuance. The Note will be convertible at the option of the holder at any time into shares of Series A Preferred Stock, at an initial conversion price equal to $1.00 per share, subject to adjustment (“Conversion Price”). The Conversion Price is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The full principal amount of the Note is due upon a default under the terms of the Note. The Note is secured by all of the equipment of the Company. As of the date hereof, the Company is obligated on $125,000 face amount of the Note issued to the investor. The Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02	Unregistered Sales of Equity Securities

The description under Item 1.01 is incorporated herein by reference.

The Series A Preferred Stock sold was not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors in such securities are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, filed with the Nevada Secretary of State on May 25, 2018 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 25, 2018 and incorporated herein by reference).

10.1	Form of Subscription Agreement for the Series A Financing (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 25, 2018 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Dated: February 6, 2019	By:	/s/ Mick Ruxin
Mick Ruxin, M.D. Chief Executive Officer